UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

WISDOMTREE COAL FUND

(Registrant)

(Exact name of registrant as specified in its charter)

Delaware	90-6214629
(State or other jurisdiction of incorporation or organization)	(IRS Employer ID Number)

c/o WisdomTree Coal Services, LLC 245 Park Avenue 35th Floor New York, NY (Address of principal executive offices)	10167 (Zip Code)

001-36840

(Commission File Number)

1-866-909-9473

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 25, 2016, WisdomTree Coal Services, LLC (the “Sponsor”), the commodity pool operator of WisdomTree Coal Fund (the “Fund”), notified the NYSE Arca stock exchange that the Sponsor has determined to voluntarily close the Fund and delist and liquidate the Fund’s shares (“Shares”) from trading on the NYSE Arca and to withdraw the Shares from registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is anticipated that trading of the Shares on the NYSE Arca will cease on or about September 22, 2016. Thereafter, each Share outstanding will be automatically redeemed by the Sponsor on September 29, 2016, in exchange for cash in an amount equal to the net asset value of the Share as of the close of business on that date.

WisdomTree Investments, Inc., and the Sponsor announced the foregoing via a press release dated August 25, 2016. A copy of the press release announcing the intention to delist and deregister the Fund’s Shares is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release issued by WisdomTree Investments, Inc., dated August 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE COAL FUND

By WisdomTree Coal Services, LLC,the Sponsor

By:	/s/ Gregory Barton
Name:	Gregory Barton
Title:	President

Date: August 25, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release issued by WisdomTree Investments, Inc., dated August 25, 2016.